SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


            DEAN WITTER DIVERSIFIED FUTURES FUND LIMITED PARTNERSHIP
--------------------------------------------------------------------------------
(Exact  name  of  Registrant  as  specified  in  its   Certificate   of  Limited
Partnership)

        Delaware                                           13-3461507
--------------------------------------------------------------------------------
(State of organization)                      (IRS Employer Identification No.)

c/oDemeter Management Corporation
Two World Trade Center, 62nd Floor, New York, New York            10048
--------------------------------------------------------------------------------
(Address of principal executive offices)                        (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

 Title of each class                              Name of each exchange of which
 to be so registered                              each class is to be registered

         None                                             Not Applicable
---------------------                              -----------------------------

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

     [Added in Release No. 34-34922 (P. 85,450), effective December 7, 1994, 59 F.R. 55342; amended in Release No. 34-38850 (P. 85,953), July 18, 1997, effective September 2, 1997, 62 F.R. 39755.]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ X ]

     [Added in Release No. 34-34922 (P. 85,450), effective December 7, 1994, 59 F.R. 55342; amended in Release No. 34-38850 (P. 85,953), July 18, 1997, effective September 2, 1997, 62 F.R. 39755.]

     Securities Act registration statement file number to which this form relates:

         ........................ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

                      Units of Limited Partnership Interest
--------------------------------------------------------------------------------
                                (Title of class)

Item 1. Description of Registrant's Securities to be Registered.

        Reference is hereby made to:

     (a) Registrant's Registration Statement on Form S-1 (including all exhibits thereto) registering 250,000 Units of Limited Partnership Interest, which was filed with the Securities and Exchange Commission (the "Commission") on August 10, 1995 (SEC File No. 33-95624), which incorporated by reference Registrant's Registration Statement on Form S-1 (including all exhibits thereto registering 75,000 Units of Limited Partnership Interest, which was filed with the Commission on June 29, 1995 (SEC File No. 33-90360).

     Item (a) is hereby incorporated herein by reference.


     In addition, pursuant to paragraph (d) of Item 202 of Regulation S-K, specific reference is hereby made to the following:

     1. For a discussion of the rights comparable to "dividend rights" (paragraph (a)(1)(i) of Item 202), see "The Limited Partnership Agreement - Nature of the Partnership" and "The Limited Partnership Agreement - Management of Partnership Affairs" beginning on page 62 of the Registrant's Prospectus dated June 30, 1995 (the "Prospectus"); and Section 8(h) of the Amended and Restated Limited Partnership Agreement of the Registrant which is Exhibit A to the Prospectus (the "Limited Partnership Agreement").

     2. For a discussion of "redemption provisions" (paragraph (a)(1)(iv) of Item 202), see "Redemption's" beginning on page 60 of the Prospectus; and Section 11(b) of the Limited Partnership Agreement.

     3 For a discussion of "voting rights" (paragraphs (a)(1)(v) and (a)(2) of Item 202), see "The Limited Partnership Agreement - Management of Partnership Affairs" and "The Limited Partnership Agreement - Amendments; Meetings" beginning on pages 62 and 63, respectively, of the Prospectus; and Section 17 of the Limited Partnership Agreement.

     4. For a discussion of the rights comparable to "liquidation rights" (paragraph (a)(1)(vii) of Item 202), see "The Limited Partnership Agreement - Nature of the Partnership" on page 61 of the Prospectus; and Sections 4(a) and 4(b) of the Limited Partnership Agreement.

     5. For a description of "preemption rights" (paragraph (a)(1)(viii) of Item 202), see "The Limited Partnership Agreement - Additional Offerings" on page 62 of the Prospectus; and Section 17 of the Limited Partnership Agreement.

     6. For a discussion of the matters comparable to "liabilities to further calls or to assessment" (paragraph (a)(1)(ix) of Item 202), see "The Limited Partnership Agreement - Nature of the Partnership" on page 61 of the Prospectus; and Section 8(g) of the Limited Partnership Agreement.

     7.   For a discussion  of the  "restrictions  on  alienability"  (paragraph
          (a)(1)(x) of Item 202), see "The Limited Partnership Agreement - Restrictions on Transfers or Assignments" on page 63 of the Prospectus; and Section 11(a) of the Limited Partnership Agreement.

     8. For a discussion of restrictions on "change in control of the Registrant" (paragraph (a)(5) of Item 202), see Sections 11(a) and 17(c) of the Limited Partnership Agreements.


     Paragraphs (a)(1)(ii), (iii), (vi), (xi), (a)(3), (a)(4), (b), (c), (e) (f)
and (g) of Item 202 are not applicable.

Item 2. Exhibits.

     Reference is hereby made to:

     (a) The Registrant's Prospectus filed with the Commission pursuant to Rule 424(b)(3) on August 11, 1995.

     (b) The Registrant's Prospectus filed with the Commission pursuant to Rule 424(b)(3) on June 30, 1995. Included as Exhibit A to the Prospectus is the Limited Partnership Agreement.

     Items (a) and (b) are hereby incorporated herein by reference.


     The Units of Limited Partnership Interest of the Registrant are not evidenced in certificate form but are evidenced on the Registrant's books as maintained by Demeter Management Corporation, the general partner of the Registrant; see Section 7 of the Limited Partnership Agreement; and "Acceptance of the Limited Partnership Agreement" in the form of Subscription and Exchange Agreement and Power of Attorney on page B-6 of the Prospectus.

                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                         DEAN WITTER DIVERSIFIED FUTURES
                         FUND LIMITED PARTNERSHIP



                         By:  DEMETER MANAGEMENT CORPORATION
                               General Partner



                         By:  /s/ Mark J. Hawley
                              -------------------
                              Mark J. Hawley
                              President



Dated:     December 31, 1997